UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2016

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.        Unregistered Sales of Equity Securities.

On May 11, 2016, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) received $22,480 relating to the sale and issuance of 2,000 of its Class M-I Common Stock at the NAV per Share of $11.24. On May 16, 2016, the Company received $73,060 relating to the sale and issuance of 6,500 of its Class M-I Common Stock at the NAV per Share of $11.24.

These sales of the Class M-I Common Stock are exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) because the purchaser is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed Articles Supplementary establishing and fixing the rights and preferences of the Corporation’s Class D Common Shares, Class A-I Common Shares and Class M-I Common Shares, as accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) on June 5, 2014, and as amended pursuant to Articles of Amendment accepted for record by the SDAT on July 9, 2014 (as amended, the “Articles Supplementary”).

On May 11, 2016, the Company filed a Certificate of Correction (the “Certificate of Correction”) with SDAT correcting an inadvertently omitted parenthetical in Section 27(iii) clarifying that sales of Class M-I Common Shares to the Company’s executive officers and directors and the Company’s advisor’s senior management are not required to be made through registered broker-dealers. The Certificate of Correction became effective upon filing.

A copy of the Certificate of Correction, as filed with SDAT is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Correction, as filed with SDAT, on May 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President

Date: May 17, 2016

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Correction, as filed with SDAT, on May 11, 2016.